UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2013 (March 10, 2013)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-184677	38-3888962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2013, American Realty Capital Healthcare Trust II, Inc. (the “Company”) entered into an amendment to its advisory agreement, dated February 14, 2013, by and among, the Company, American Realty Capital Healthcare Trust II Operating Partnership, L.P., the Company’s operating partnership, and American Realty Capital Healthcare II Advisors, LLC, the Company’s advisor.

The amendment to the advisory agreement was made in light of increasing third-party due diligence and offering costs. The amendment will now allow the Company to reimburse its advisor for organization and offering expenses which total up to 2.0% of the gross proceeds raised in all of the Company’s primary public offerings of common stock, an increase from the previous 1.5% limitation. No other changes were made to the Company’s advisory agreement.

The Company is indirectly sponsored by AR Capital, LLC (“ARC”) which indirectly wholly owns the Company’s advisor. ARC and its affiliates provide investment, management, advisory, fund raising and other services to the Company for which they are paid fees and reimbursed for certain expenses from the Company. Certain executive officers of the Company are principals of ARC.

The description of the amendment above is a summary and is qualified in its entirety by the terms of the amendment which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2013, the Company’s board of directors (the “Board”) appointed William M. Kahane and David Gong as directors of the Company. Mr. Gong will serve as an independent director of the Company. Messrs. Kahane and Gong will each serve as a director of the Company for a term expiring upon the earlier of (i) the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified or (ii) his death, removal or resignation. There are no related party transactions involving Mr. Gong that are reportable under Item 404(a) of Regulation S-K. Mr. Kahane is a principal of ARC. See Item 1.01 – Entrance into a Material Definitive Agreement of this Current Report on Form 8-K above for a description of the material relationships between Company, ARC and its affiliates. Mr. Gong will serve on the Company’s Audit Committee as the Audit Committee Financial Expert.

William M. Kahane

Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane has served as a director of American Realty Capital – Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010. He also had served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of Phillips Edison-ARC Shopping Center REIT Inc. (“PE-ARC”) and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane has served as a director of American Realty Capital New York Recovery REIT, Inc. (“NYRR”) since its formation in October 2009 and had served as an executive officer of NYRR from October 2009 until March 2012 and as an executive officer of the NYRR advisor and property manager from their formation in November 2009 until March 2012. Mr. Kahane served as a director of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) and an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”) from its formation in October 2010 until April 2012 and as an executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since its formation in August 2010 and had served as president and chief operating officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until March 2012. Mr. Kahane served as a director and executive officer of American Realty Capital Properties, Inc. (“ARCP”) and as an executive officer of the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane was reappointed as a director of ARCP in February 2013 in connection with the close of ARCP’s merger with ARCT III. Mr. Kahane also has been an interested director of Business Development Corporation of America (“BDCA”) since its formation in May 2010 and, until March 2012, was the president of BDCA. Mr. Kahane also served as president and chief operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane served as a trustee at American Financial Realty Trust (“AFRT”) (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an M.B.A. from Stanford University’s Graduate School of Business.

David Gong

Mr. Gong served as an independent director of ARCT III from January 2011 until the close of its merger with ARCP in February 2013 and as an independent director of ARCP from July 2011 until October 2012. Mr. Gong has also served as an independent director of ARC RCA since July 2011 and as the lead independent director of American Realty Capital Trust V, Inc. since January 2013. Mr. Gong has over 25 years of experience in global asset management. Mr. Gong has served as a director of Helios Capital LLC’s Helios Strategic Fund since its inception in January 2005. From August 2004 to February 2005, Mr. Gong served as a consultant to AFRT. During such time, he sourced and structured, from a tax and legal perspective, potential bank branch acquisitions in Asia. From August 2002 to July 2004, Mr. Gong served as the managing director of Ankar Capital Management, a New York based investment advisory firm. While at Ankar, Mr. Gong managed the firm’s private equity group in the Singapore office. From February 1990 to January 2001, Mr. Gong served as a senior partner and international portfolio manager at Ardsley Partners, also a New York based investment advisory firm, where he managed several emerging market hedge funds, including the Ardsley Pacific Fund. From September 1981 to January 1990, Mr. Gong served as an equity portfolio manager at T. Rowe Price where he also assisted in the establishment of the firm’s Hong Kong office. He previously served as a director of Alliance Capital Management, LLC’s Turkish Growth Fund from October 1993 to December 2000 and India Liberalization Fund from December 1993 to December 2003. Mr. Gong received a B.A. from the University of California, Berkeley, a J.D. from the University of California, Davis where he earned Order of the Coif honors and an M.B.A. from Stanford University’s Graduate School of Business.

Lead Independent Director and Independent Director Compensation

Also on March 10, 2013, the Board appointed Mr. Gong as the lead independent director of the Board and the audit committee financial expert. The Board has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on Board’s meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise assumes such responsibilities as may be assigned to him by the Board. Consistent with current practices, the Company will compensate Mr. Gong for acting as lead independent director.

The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the Board, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

In addition to base independent director compensation which includes a $30,000 annual retainer, certain per meeting compensation and reimbursements, Mr. Gong will receive $55,000 annually for serving as the Company’s lead independent director.

Under the Company’s restricted share plan, Mr. Gong will be entitled to receive an award of 1,333 restricted shares of common stock on the date of appointment and at each annual stockholder’s meeting. Restricted stock issued to independent directors under the restricted share plan vests over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: March 13, 2013	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy Chief Executive Officer